UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2010

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 29, 2010, the Company announced its financial results for the quarter ended March 31, 2010. The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Expedia makes reference to non-GAAP financial information in the press release. Information regarding these non-GAAP financial measures is contained in the press release.

Item 7.01.	Regulation FD Disclosure

Company management intends to make presentations to various investors, analysts and others during April, May, June and July of 2010, using the slides containing Company information attached to this report as Exhibit 99.2.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.	Other Events

On April 29, 2010, the Company announced that its Executive Committee, acting on behalf of its Board of Directors, has declared a quarterly cash dividend of $0.07 per share of outstanding common stock payable on June 17, 2010, to stockholders of record as of the close of business on May 27, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Expedia, Inc., dated April 29, 2010.

99.2	Expedia, Inc. First Quarter 2010 Company Overview.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: April 29, 2010.	By:	/s/ MICHAEL B. ADLER
	Name:	Michael B. Adler
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of Expedia, Inc., dated April 29, 2010.

99.2	Expedia, Inc. First Quarter 2010 Company Overview.